Exhibit 99.1

                           CERTIFICATION PURSUANT TO

                     SECTION 1350, CHAPTER 63 OF TITLE 18
                          OF THE UNITED STATES CODE,
                            AS ADOPTED PURSUANT TO

                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of CTD Holdings, Inc. (the "Company") on Form 10QSB for the period ending September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, C.E. Rick Strattan, Chief Executive Officer and Chief Financial Officer of t he Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the  Sarbanes-Oxley  Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


  /s/ C.E. Rick Strattan
-----------------------------------
C.E. Rick Strattan
Chief Executive Officer
Chief Financial Officer
November 14, 2002